Exhibit 3.1

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES

OF

ASSOCIATION

OF

AMBARELLA, INC.

(Adopted by special resolution dated 16 November 2011)

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

AMBARELLA, INC.

(Adopted by special resolution dated 16 November 2011)

1	The name of the Company is Ambarella, Inc.

2

The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, K41-1104, Cayman Islands, or at such other place as the Directors may from time to time decide.

3

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2011 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5

The share capital of the Company is US$26,536.9973 divided into 200,000,000 Ordinary Shares of a par value of US$0.0001 each, 25,250,000 Series A Preference Shares of a par value of US$0.0001 each, 16,494,976 Series B Preference Shares of a par value of US$0.0001 each, 13,624,997 Series C Preference Shares of a par value of US$0.0001 each, and 10,000,000 Series D Preference Shares of a par value of US$0.0001 each.

6

The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company.

THE COMPANIES LAW (2011 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AMBARELLA, INC.

(Adopted by special resolution dated 16 November 2011)

INTERPRETATION

1	In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Articles”	means these Amended and Restated Articles of Association of the Company.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Board of Directors”	means the board of directors of the Company.

“Company”	means the above named company.

“Conversion Price”

means (i) US$0.4000 per share for the Series A Preference Shares (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), (ii) US$0.7960 per share for the Series B Preference Shares (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein), (iii) US$1.2000 per share for the Series C Preference Shares (subject to adjustment from time to time for Recapitalizations and as otherwise set forth elsewhere herein) and (iv) US$2.5000 per share for the Series D Preference Shares (subject to adjustment from time to time for

Recapitalizations and as otherwise set forth elsewhere herein).

“Convertible Securities”	means any evidences of indebtedness, shares or securities convertible into or exchangeable for Ordinary Shares.

“Directors”	means the directors for the time being of the Company.

“Distribution”

means the transfer of cash or other property without consideration whether by way of Dividend or otherwise, other than Dividends on Ordinary Shares payable in Ordinary Shares, or the repurchase or redemption of shares of the Company for cash or property other than Permitted Repurchases.

“Dividend”	includes an interim dividend.

“Dividend Rate”

means an annual rate of (i) US$0.0320 per share for the Series A Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (ii) US$0.0637 per share for the Series B Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (iii) US$0.096 per share for the Series C Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) and (iv) US$0.200 per share for the Series D Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Dollars”or “US$”	refers to the dollar currency of the United States of America and references to cents should be construed accordingly.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law (2003 Revision).

“Liquidation Preference”

means (i) US$0.4000 per share for the Series A Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (ii) US$0.7960 per share for the Series B Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (iii) US$1.2000 per share for the Series C

Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), and (iv) US$2.5000 per share for the Series D Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the Amended and Restated Memorandum of Association of the Company.

“Options”	means rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities.

“Ordinary Resolution”

means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by Members holding a simple majority of the Shares. In computing the majority when a poll is demanded or on a written resolution regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shares”	means shares in the capital of the Company of US$0.0001 par value designated as Ordinary Shares and having the rights provided for in these Articles.

“Original Issue Date”

means (i) with respect to the Series A Preference Shares, the date on which the first Series A Preference Share was issued, (ii) with respect to the Series B Preference Shares, the date on which the first Series B Preference Share was issued, (iii) with respect to the Series C Preference Shares, the date on which the first Series C Preference Share was issued and (iii) with respect to the Series D Preference Shares, the date on which the first Series D Preference Share was issued.

“Original Issue Price”

means (i) US$0.4000 per share for the Series A Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (ii) US$0.7960 per share for the Series B Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein), (iii) US$1.2000 per share for the Series C Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein) and (iv) US$2.5000 per share for the Series D Preference Shares (subject to adjustment from time to time for Recapitalizations as set forth elsewhere herein).

“Permitted Repurchases”

means (i) repurchases of Ordinary Shares at their initial cost (or less if so provided in the agreement providing for the right of said repurchase) issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries upon termination of their employment or services pursuant to agreements providing for the right of said repurchase, (ii) repurchases of Ordinary Shares issued to or held by employees, officers, directors or consultants of the Company or its subsidiaries pursuant to rights of first refusal contained in agreements providing for such right and (iii) any other repurchase or redemption of Shares of the Company approved by the holders of the Ordinary Shares by Special Resolution and Preference Shares by Special Resolution each voting as separate classes.

“Preference Shares”	means the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares.

“Recapitalization”	means any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event.

“Register of Members”	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities Act”	means the United States Securities Act of 1933, as amended.

“Series A Preference Shares”	means shares in the capital of the Company of US$0.0001 par value designated as Series A Preference Shares and having the rights provided for in these Articles.

“Series B Preference Shares”	means shares in the capital of the Company of US$0.0001 par value designated as Series B Preference Shares and having the rights provided for in these Articles.

“Series C Preference Shares”	means shares in the capital of the Company of US$0.0001 par value designated as Series C Preference Shares and having the rights provided for in these Articles.

“Series D Preference Shares”	means shares in the capital of the Company of US$0.0001 par value designated as Series D Preference Shares and having the rights provided for in these Articles.

“Share” and “Shares”	means a share or shares in the Company and includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.

“Statute”	means the Companies Law (2011 Revision) of the Cayman Islands.

2	In the Articles:

2.1	words importing the singular number include the plural number and vice-versa;

2.2	words importing the masculine gender include the feminine gender;

2.3	words importing persons include corporations;

2.4	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

2.5	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

2.6

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

2.7	headings are inserted for reference only and shall be ignored in construing these Articles; and

2.8	in these Articles Sections 8 and 19(3) of the Electronic Transactions Law shall not apply.

COMMENCEMENT OF BUSINESS

3	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

ISSUE OF SHARES

5

Subject to the provisions, if any, in the Memorandum and these Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant Options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

6	The Company shall not issue Shares to bearer.

REGISTER OF MEMBERS

7	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

7A

The Directors may determine that the Company shall maintain one or more branch Registers of Members in accordance with the Statute. The Directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and vary such determination from time to time.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

8

For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty (40) days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members, the Register of Members shall be closed for at least ten (10) days immediately preceding the meeting.

9

In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

10

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

CERTIFICATES FOR SHARES

11

A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one (1) or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

12

The Company shall not be bound to issue more than one (1) certificate for Shares held jointly by more than one (1) person and delivery of a certificate to one (1) joint holder shall be a sufficient delivery to all of them.

13

If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

TRANSFER OF SHARES

14

If (i) an agreement between the Company and a holder of shares who wishes to transfer Shares does not specifically address the transferability of such Shares, such Shares are transferable subject to the consent of the Directors who may, in their absolute discretion, decline to register any transfer of such Shares without giving any reason, or (ii) an agreement between the Company and a holder of Shares who wishes to transfer such Shares otherwise specifically addresses the transferability of such Shares, such Shares are transferable subject to the provisions of such agreement. If the Directors refuse to register a transfer pursuant to (i) above they shall notify the transferee within two (2) months of such refusal.

15

The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

REDEMPTION, REPURCHASE AND SURRENDER OF SHARES

16

Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares. The Shares as of the respective Original Issue Date are not redeemable.

17

Subject to the provisions of the Statute and these Articles, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the holder of such Shares.

18	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

18A	The Directors may accept the surrender for no consideration of any fully-paid share.

18B	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

18C	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

VARIATION OF RIGHTS OF SHARES

19

If at any time the share capital of the Company is divided into different classes of Shares, the rights, preferences and privileges attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound-up or whether or not effected by merger, consolidation, recapitalization or otherwise, only be varied with the consent in writing of the holders of at least fifty-five (55%) of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class. The Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares shall be treated as separate classes for purposes of this Article 19. For purposes of clarity, a separate series vote of the Series A Preference Shares, the Series B Preference Shares, the Series C Preference Shares and the Series D Preference Shares shall not be required in the event the proposed variation to the rights, preferences and privileges attached to the Preference Shares affects all Preference Shares in the same manner.

20

The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one (1) class of Shares except that the necessary quorum shall be one (1) or more persons holding or representing by proxy at least a majority of the issued Shares of the class.

21

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu or senior to therewith.

COMMISSION ON SALE OF SHARES

22

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

CONVERSION OF PREFERENCE SHARES

23

Each Preference Share shall be convertible, at the option of the holder thereof, at any time after the date of issue of such Share for the Preference Shares, into that number of fully paid, nonassessable Ordinary Shares determined by dividing the Original Issue Price for the relevant series by the Conversion Price for such series. (The number of Ordinary Shares into which each Preference Share of a series may be converted is hereinafter referred to as the “Conversion Rate” for each such series). Upon any decrease or increase in the Conversion Price for any series of Preference Shares, as described in the Section titled “Adjustments to Conversion Price of Preference Shares” below, the Conversion Rate for such series shall be appropriately increased or decreased.

24

Each of the Preference Shares automatically shall be converted into fully-paid, non-assessable Ordinary Shares at the then effective Conversion Rate for such Share (i) immediately prior to the closing of an underwritten public offering pursuant to an effective registration statement covering the offer and sale of the Company’s Ordinary Shares, provided that the aggregate gross proceeds to the Company are not less than US$30,000,000 (before deduction of underwriters commissions and expenses); or (ii) upon the receipt by the Company of a written request for such conversion from the holders of more than fifty percent (50%) of the Preference Shares then outstanding, or, if later, the effective date for conversion specified in such request (a “Requested Conversion Event”), (each of the events referred to in (i) and (ii) are referred to herein as an “Automatic Conversion Event”). So long as there are at least 4,711,055 Series B Preference Shares outstanding, in the event of a Requested Conversion Event that is in connection with a transaction deemed to be a winding up of the Company pursuant to Article 163 in which the holders of the Series B Preference Shares would not receive their full Liquidation Preference, then each of the Series B Preference Shares automatically shall be converted into fully-paid, non-assessable Ordinary Shares at the then effective Conversion Rate for such Share only upon the receipt by the Company of a written request for such conversion from the holders of more than fifty percent (50%) of the Preference Shares then outstanding and more than fifty percent (50%) of the Series B Preference Shares then outstanding, or, if later, the effective date for conversion specified in such request. So long as there are at least 3,600,000 Series C Preference Shares outstanding, in the event of a Requested Conversion Event that is in connection with a transaction deemed to be a winding up of the Company pursuant to Article 163 in which the holders of the Series C Preference Shares would not receive their full Liquidation Preference, then each of the Series C Preference Shares automatically shall be converted into fully-paid, non-assessable Ordinary Shares at the then effective Conversion Rate for such Share only upon the receipt by the Company of a written request for such conversion from the holders of more than fifty percent (50%) of the Preference Shares then outstanding and more than fifty percent (50%) of the Series C Preference Shares then outstanding, or, if later, the effective date for conversion specified in such request. So long as any Series D Preference Shares are outstanding, in the event of a Requested Conversion Event that is in connection with a transaction deemed to be a winding up of the Company pursuant to Article 163 in which the holders of the Series D Preference Shares would not receive their full Liquidation Preference, then each of the Series D Preference Shares automatically shall be converted into fully-paid, non-assessable Ordinary Shares at the then effective Conversion Rate for such Share only upon the receipt by the Company of a written request for such conversion from the holders of more than fifty percent (50%) of the Preference Shares then outstanding and more than fifty percent (50%) of the Series D Preference Shares then outstanding, or, if later, the effective date for conversion specified in such request.

25

No fractional Ordinary Shares shall be issued upon conversion of Preference Shares. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then fair market value of an Ordinary Share as determined by the Board of Directors. For such purpose, all Preference Shares held by each holder of Preference Shares shall be aggregated, and any resulting fractional Ordinary Share shall be paid in cash. Before any holder of Preference Shares shall be entitled to covert the same into full Ordinary Shares, and to receive certificates therefor, he shall either (i) surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Preference Shares or (ii) notify the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates, and shall give written notice to the Company at such office that he elects to convert the same; provided, however that on the date of an Automatic Conversion Event, the outstanding Preference Shares shall be converted automatically without any further action by the holders of such Shares and whether or not the certificates representing such Shares are surrendered to the Company or its transfer agent; provided, further that the Company shall not be obligated to issue certificates evidencing the Ordinary Shares issuable upon such Automatic Conversion Event unless either the certificates evidencing such Preference Shares are delivered to the Company or its transfer agent as provided above, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. On the date of the occurrence of an Automatic Conversion Event, each holder of record of Preference Shares shall become the holder of record of the Ordinary Shares issuable upon such conversion, notwithstanding that the certificates representing such Preference Shares shall not have been received by any holder of record or Preference Shares, or that the certificates evidencing such Ordinary Shares shall not then be actually delivered to such holder.

26

The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Preference Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all then outstanding Preference Shares; and if at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preference Shares, the Company will take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of Shares as shall be sufficient for such purpose. Any such conversion pursuant to this Section titled “Conversion of Preference Shares” shall be effected by the redemption of the relevant number of Preference Shares and the issue of the appropriate number of Ordinary Shares.

ADJUSTMENTS TO CONVERSION PRICE OF PREFERENCE SHARES

27

For purposes of this Section titled “Adjustments to Conversion Price of Preference Shares,” “Additional Ordinary Shares” shall mean all Ordinary Shares issued (or, pursuant to Article 29, deemed to be issued) by the Company after the adoption of these Articles, other than issues or deemed issues of:

27.1

Ordinary Shares issued or issuable to officers, directors, employees, other service providers of, or consultants to, the Company pursuant to stock grants, Option plans, purchase plans or other employee stock incentive programs, agreements or arrangements approved by the Board of Directors, or upon exercise of Options or warrants granted to such parties pursuant to any such plan or arrangement;

27.2	Ordinary Shares issued upon the exercise or conversion of Options or Convertible Securities outstanding as of the date of the filing of these Articles;

27.3

Ordinary Shares issued or issuable as a Dividend or Distribution on Preference Shares, Recapitalization or pursuant to any event for which adjustment is made pursuant to Article 33, Article 34 or Article 35 hereof;

27.4	Ordinary Shares issued in a registered public offering;

27.5

Ordinary Shares issued or issuable pursuant to the acquisition of another corporation by the Company by merger, share purchase, purchase of assets or other reorganization or pursuant to a joint venture agreement;

27.6

Ordinary Shares issued or issuable to banks, equipment lessors, or other financial institutions pursuant to a debt financing, equipment lease, bank credit arrangement, or commercial leasing transaction entered into for primarily non-equity financing purposes; and

27.7

Ordinary Shares issued or issuable in any other transactions unanimously approved by the Board of Directors, which approval specifically excludes such Ordinary Shares from the definition of “Additional Ordinary Shares;” provided however, that the aggregate number of Ordinary Shares issued or issuable pursuant to this Article 27.7 may not exceed 5% of the Company’s fully diluted capitalization as of the Original Issue Date of the Series D Preference Shares.

28

No adjustment in the Conversion Price of a particular series of Preference Shares shall be made in respect of the issue of Additional Ordinary Shares unless the consideration per Share (as determined pursuant to Article 31) for an Additional Ordinary Share issued or deemed to be issued by the Company is less than the Conversion Price in effect for such series of Preference Shares immediately prior to such issue.

29

In the event the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities, the exercise of such Options and the conversion or exchange of the underlying securities, shall be deemed to have been issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Shares are deemed to be issued:

29.1

No further adjustment in the Conversion Price of any series of Preference Shares shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares in connection with the exercise of such Options or conversion or exchange of such Convertible Securities;

29.2

If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any change in the consideration payable to the Company or in the number of Ordinary Shares issuable upon the exercise, conversion or exchange thereof (other than a change pursuant to the anti-dilution provisions of such Options or Convertible Securities such as Article 30 or pursuant to Recapitalization provisions of such Options or Convertible Securities such as Articles 33, 34 and 35 hereof), the Conversion Price of each series of Preference Shares and any subsequent adjustments based thereon shall be recomputed to reflect such change as if such change had been in effect as of the original issue thereof (or upon the occurrence of the record date with respect thereto);

29.3

No readjustment pursuant to Article 29.2 above shall have the effect of increasing the Conversion Price of a series of Preference Shares to an amount above the Conversion Price that would have resulted from any other issuances of Additional Ordinary Shares and any other adjustments provided for herein between the original adjustment date and such readjustment date;

29.4

Upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price of each series of Preference Shares computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto) and any subsequent adjustments based thereon shall, upon such expiration, be recomputed as if:

29.4.1

In the case of Convertible Securities or Options for Ordinary Shares, the only Additional Ordinary Shares issued were the Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of such exercised Options plus the consideration actually received by the Company upon such exercise or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

29.4.2

In the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of exercise of such Options, and the consideration received by the Company for the Additional Ordinary Shares deemed to have been then issued was the consideration actually received by the Company for the issue of such exercised Options, plus the consideration deemed to have been received by the Corporation (pursuant to Article 31) upon the issue of the Convertible Securities with respect to which such Options were actually exercised; and

29.5

If such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this Article 29 as of the actual date of their issuance.

30

In the event this Company shall issue Additional Ordinary Shares (including Additional Ordinary Shares deemed to be issued pursuant to Article 29) for a consideration per Share less than the applicable Conversion Price of a series of Preference Shares in effect immediately prior to such issue, then, the Conversion Price of the affected series of Preference Shares shall be reduced, concurrently with such issue, to a price (calculated to the nearest tenth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of Shares which the aggregate consideration received by the Company for the total number of Additional Ordinary Shares so issued would purchase at such Conversion Price, and the denominator of which shall be the number of Ordinary Shares outstanding immediately prior to such issue plus the number of Additional Ordinary Shares so issued. Notwithstanding the foregoing, the Conversion Price shall not be reduced at such time if the amount of such reduction would be less than US$0.01, but any such amount shall be carried forward, and a reduction will be made with respect to such amount at the time of, and together with, any subsequent reduction which, together with such amount and any other amounts so carried forward, equal US$0.01 or more in the aggregate. For the purposes of this Article 30, all Ordinary Shares, Ordinary Shares issuable upon conversion of all outstanding Preference Shares and the exercise and/or conversion of any other outstanding Convertible Securities and all outstanding Options shall be deemed to be Ordinary Shares outstanding.

31

For purposes of this Section titled “Adjustments to Conversion Price of Preference Shares”, the consideration received by the Company for the issue (or deemed issue) of any Additional Ordinary Shares shall be computed as follows:

31.1

Insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with such issuance;

31.2	Insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

31.3

In the event Additional Ordinary Shares are issued together with other Shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received corresponding to the Additional Ordinary Shares, computed as provided in Articles 31.1 and 31.2 above, as reasonably determined in good faith by the Board of Directors.

32	The consideration per Share received by the Company for Additional Ordinary Shares deemed to have been issued pursuant to Article 29 shall be determined by dividing:

32.1

The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by,

32.2	The maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

33

In the event the outstanding Ordinary Shares shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Ordinary Shares, the Conversion Price of each series of Preference Shares in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined (by reclassification or otherwise) into a lesser number of Ordinary Shares, the Conversion Prices in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

34

In the event the outstanding Preference Shares or a series of Preference Shares shall be subdivided (by stock split, by payment of a stock dividend or otherwise), into a greater number of Shares of Preference Shares, the Dividend Rate, Original Issue Price, Conversion Price and Liquidation Preference of the affected series of Preference Shares in effect immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Shares of Preference Shares or a series of Preference Shares shall be combined (by Reclassification or otherwise) into a lesser number of Preference Shares, the Dividend Rate, Original Issue Price, Conversion Price and Liquidation Preference of the affected series of Preference Shares in effect immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately increased.

35

Subject to Article 162 below, if the Ordinary Shares issuable upon conversion of the Preference Shares shall be changed into the same or a different number of Shares of any other class or classes of stock, whether by capital reorganization, Reclassification or otherwise (other than a subdivision or combination of Shares provided for above), then, in any such event, in lieu of the number of Ordinary Shares which the holders would otherwise have been entitled to receive each holder of such Preference Shares shall have the right thereafter to convert such Preference Shares into a number of Shares of such other class or classes of stock which a holder of the number of Ordinary Shares deliverable upon conversion or such series of Preference Shares immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other Shares.

36

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section titled “Adjustments to Conversion Price of Preference Shares,” the Company at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Preference Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preference Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of Preference Shares.

37

Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preference Shares may be waived by the consent or vote of the holders of a majority of the outstanding Shares of such series either before or after the issuance causing the adjustment.

NON-RECOGNITION OF TRUSTS

38

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

39

The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts related to money borrowed from the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

40

The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen (14) clear days after notice has been given to the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

41

To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under these Articles.

42

The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any residue shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

CALL ON SHARES

43	Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen (14) days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

44	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

45	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

46

If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

47

An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

48	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

49

The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

50

No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

FORFEITURE OF SHARES

51

If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen (14) clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

52	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the

Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

53

A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

54

A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

55

A certificate in writing under the hand of one (1) Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

56

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

TRANSMISSION OF SHARES

57

If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

58

Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

59	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

60

A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety (90) days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND

ALTERATION OF CAPITAL

61	Subject to Article 95, the Company may by Ordinary Resolution:

61.1	increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

61.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

61.3

by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

61.4

cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its Share capital by the amount of the Shares so cancelled.

62

All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

63	Subject to the provisions of the Statute, Article 95 and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

63.1	change its name;

63.2	alter or add to these Articles;

63.3	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

63.4	reduce its share capital and any capital redemption reserve fund.

OFFICES AND PLACES OF BUSINESS

64

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The company may, in addition to is Registered Office, maintain such other offices or places of business as the Directors determine.

GENERAL MEETINGS

65	All general meetings other than annual general meetings shall be called extraordinary general meetings.

66

The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

67	The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

68	The Directors may call general meetings, and they shall on a Members’ Requisition, forthwith proceed to convene an extraordinary general meeting of the Company.

69

A Members’ Requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

70

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one (1) or more requisitionists.

71

If the Directors do not within twenty-one (21) days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) days, the requisitionists, or any of them representing more than a majority of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of ninety (90) days after the expiration of the said twenty-one (21) days.

72	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

73

At least five (5) days’ notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

73.1	in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

73.2

in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent (95%) in par value of the Shares giving that right.

74

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

75

No business shall be transacted at any general meeting unless a quorum is present. Members being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative holding a majority of the Company’s then outstanding Shares shall be a quorum.

76

A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

77

A Special Resolution in writing (in one (1) or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if such resolution had been passed at a general meeting of the Company duly convened and held. An Ordinary Resolution in writing (in one (1) or more counterparts) signed by Members holding a majority of the Shares for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if such resolution had been passed at a general meeting of the Company duly convened and held.

78

If a quorum is not present within thirty (30) minutes from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within thirty (30) minutes from the time appointed for the meeting the meeting shall again be adjourned.

79

The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen (15) minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one (1) of their number to be chairman of the meeting.

80

If no Director is willing to act as chairman or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present shall choose one (1) of their number to be chairman of the meeting.

81

The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

82	A resolution put to the vote of the meeting shall be decided on a poll of the Members at such meeting.

83	Intentionally omitted.

84	Intentionally omitted.

85

Except on a poll on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

86	A poll on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll on any other question shall be taken at such time as the chairman of the general meeting directs.

87	Intentionally Omitted.

VOTES OF MEMBERS

88

Subject to any rights or restrictions attached to any Shares, on a poll every Member shall have one (1) vote for every Share of which such Member is the holder; provided further that each holder of Preference Shares shall be entitled to the number of votes equal to the number of Ordinary Shares into which the Preference Shares held by such holder could be converted into pursuant to these Articles as of the record date.

89

In the case of joint holders of record, the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

90

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote on a poll by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

91

No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

92

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

93	Votes may be cast either personally or by proxy. A Member may appoint more than one (1) proxy or the same proxy under one (1) or more instruments to attend and vote at a meeting.

94

A Member holding more than one (1) Share (or shares convertible into Ordinary Shares pursuant to these Articles) need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote such Share or some or all such Shares either for or against a resolution and/or abstain from voting such Share or some or all of such Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one (1) or more instruments may vote such Share or some or all of such Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

95

As long as 20,000,000 Preference Shares of the Company remain outstanding (as adjusted for stock splits, combinations and the like), the Company shall not (by a scheme of arrangement, consolidation or otherwise), without first obtaining the approval (by vote or written consent as provided by law) of the holders of at least fifty-five (55%) of the outstanding Preference Shares and the approval of any class of Preference Shares that may otherwise be required by these Articles:

95.1

Alter, change or amend the preferences, privileges or rights of the Preference Shares set forth in these Articles (whether by way of merger, consolidation, recapitalization or otherwise) if such alteration, change or amendment would adversely alter the preferences, privileges or rights of the Preference Shares;

95.2

Authorize or create (by reclassification or otherwise) any new class or series of Shares having rights, preferences or privileges with respect to Dividends or payments upon liquidation senior to or on a parity with the Preference Shares;

95.3	Make any repurchases of Shares other than Permitted Repurchases;

95.4	Change the size of the Board of Directors;

95.5	Enter into any transaction or series of transactions deemed to be a winding up of the Company pursuant to Article 163 below;

95.6	Declare or pay any Dividend or Distribution with respect to the Preference Shares or Ordinary Shares of the Company; or

95.7	Increase or decrease (other than for decreases resulting from conversion of the Preference Shares) the authorized number of shares of Preference Shares or any series thereof.

PROXIES

96

The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

97

The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

97.1	Not less than forty-eight (48) hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

97.2

In the case of a poll taken more than forty-eight (48) hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than twenty-four (24) hours before the time appointed for the taking of the poll; or

97.3

Where the poll is not taken forthwith but is taken not more than forty-eight (48) hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

98

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

99

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATE MEMBERS

100

Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

SHARES THAT MAY NOT BE VOTED

101

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

DIRECTORS

102

There shall be a Board of Directors consisting of not less than one person and up to eight (8) persons; provided, however, that, subject to Article 95, the Company may from time to time by Ordinary Resolution increase or reduce the number of Directors. The holders of the Series A Preference Shares, voting as a separate series, shall be entitled to elect two (2) members of the Board of Directors at each meeting (each, a “Series A Director”). The holders of the Series B Preference Shares, voting as a separate series, shall be entitled to elect one (1) member of the Board of Directors at each meeting (the “Series B Director”).

The holders of Preference Shares, voting together as a single class, shall be entitled to elect one (1) member of the Board of Directors at each meeting (the “Preference Director”). The holders of Ordinary Shares, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors at each meeting (each, an “Ordinary Director”). The holders of Ordinary Shares and the holders of Preference Shares, voting as separate classes, shall be entitled to elect two (2) members of the Board of Directors (each, a “Mutual Director”). If a vacancy of the Board of Directors is to be filled by the Board of Directors, only directors elected by the same class or classes of Shares as those who would be entitled to vote to fill such vacancy shall vote to fill such vacancy.

POWERS OF DIRECTORS

103

Subject to the provisions of the Statute, the Memorandum and the Articles (including, without limitation, Article 95) and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

104

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

105

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

106

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

107

The Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director; provided however that a Director elected by holders of a particular class of Shares may only be appointed or removed by an Ordinary Resolution of that class.

108	Subject to Section 102 and 107 of these Articles, the Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

VACATION OF OFFICE OF DIRECTOR

109	The office of a Director shall be vacated if:

109.1	He gives notice in writing to the Company that he resigns the office of Director; or

109.2

If he absents himself (without being represented by proxy appointed by him) from three (3) consecutive meetings of the board of Directors without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office; or

109.3	If he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

109.4	If he is found to be or becomes of unsound mind; or

109.5	The Member or Members who appointed him pursuant to Article 102 no longer hold sufficient Shares, if applicable, so as to entitle them to appoint a Director under Article 102.

PROCEEDINGS OF DIRECTORS

110

The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office, and shall be one (1) if there is only one (1) Director.

111	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes.

112

A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

113

A resolution in writing (in one (1) or more counterparts) signed by all the Directors or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

114	A Director may, or other officer of the Company on the requisition of a Director shall, call a meeting of the Directors by at least two (2) days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held.

115

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

116

The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one (1) of their number to be chairman of the meeting.

117

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director as the case may be.

118

A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

PRESUMPTION OF ASSENT

119

A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIRECTORS’ INTERESTS

120

A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

121	A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

122	A Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

123

No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

124

A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

MINUTES

125

The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors present at each meeting.

DELEGATION OF DIRECTORS’ POWERS

126

The Directors may delegate any of their powers to any committee consisting of one (1) or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

127

The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

128

The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

129

The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

130

The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. An officer may be removed by resolution of the Directors.

ALTERNATE DIRECTORS

131	There shall be no alternate directors.

132	Intentionally omitted.

133	Intentionally omitted.

134	Intentionally omitted.

135	Intentionally omitted.

NO MINIMUM SHAREHOLDING

136

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

REMUNERATION OF DIRECTORS

137	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine.

138

The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

SEAL

139

The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one (1) person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

140

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

141

A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

142

Subject to the Statute and these Articles, the Directors may declare Dividends and Distributions on Shares in issue and authorise payment of the Dividends or Distributions out of the funds of the Company lawfully available therefor. No Dividend or Distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

143

In any fiscal year, the holders of outstanding Preference Shares shall be entitled to receive Dividends, when, as and if declared by the Board of Directors, out of any assets legally available therefor, at the Dividend Rate specified for such Preference Shares payable in preference and priority to any declaration or payment of any Distribution on Ordinary Shares of the Company in such calendar year. No Distributions shall be made with respect to Ordinary Shares until all declared Dividends on the Preference Shares have been paid or set aside for payment to the holders of Preference Shares. Payment of any Dividends to the holders of the Preference Shares shall be on a pro rata, pari passu basis in proportion to the Dividend Rate for each series of Preference Shares. The right to receive Dividends on Preference Shares shall not be cumulative, and no right to such Dividends shall accrue to holders of Preference Shares by reason of the fact that Dividends on said Shares are not declared or paid in any calendar year.

144

After the payment or setting aside for payment of the Dividends described in Article 143, any additional Dividends (other than Dividends on Ordinary Shares payable in Ordinary Shares) declared or paid in any fiscal year shall be declared or paid among the holders of Preference Shares and Ordinary Shares then outstanding in proportion to the greatest whole number of Ordinary Shares which would be held by each such holder if all Preference Shares were converted at the then-effective Conversion Rate.

145

Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

146	The Directors may deduct from any Dividend or Distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls.

147

The Directors may declare that any Dividend or Distribution be paid wholly or partly by the Distributions of specific assets and in particular of shares, debentures, or securities of any other company or in any one (1) or more of such ways and where any difficulty arises in regard to such Distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

148

Any Dividend, Distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one (1) of two (2) or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

149	No Dividend or Distribution shall bear interest against the Company.

150

Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six (6) months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six (6) years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

CAPITALISATION

151

The Directors may capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

152

The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

153

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by contract, Statute or authorised by the Directors or by the Company in general meeting.

154

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

155	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

156	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

157

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

NOTICES

158

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one (1) country to another, is to be sent airmail.

159

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth (5th) day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent (provided that no return message is received indicating that such e-mail was not received by the addressee), and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

160

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

161

Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

WINDING UP

162	In the event of a winding up of the Company, the assets available for distribution amongst the Members shall be distributed as follows:

162.1

The holders of the Preference Shares shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Ordinary Shares by reason of their ownership of such Shares, an amount per Share for each Preference Share held by them equal to the sum of (i) the Liquidation Preference specified for such Preference Share and (ii) all declared but unpaid Dividends (if any) on such Preference Share. If upon the winding up of the Company, the assets of the Company legally available for distribution to the holders of Preference Shares are insufficient to permit the payment to such holders of the full amounts specified in this Article 162.1, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Preference Shares in proportion to the full amounts they would otherwise be entitled to receive pursuant to this Article 162.1.

162.2

After the payment to the holders of the Preference Shares of the full preferential amounts specified in Article 162.1 above, the entire remaining assets of the Company legally available for distribution by the Company shall be distributed with equal priority and pro rata among the holders of the Ordinary Shares in proportion to the number of Ordinary Shares held by them.

163

For purposes of Article 162, a winding up of the Company shall be deemed to include, (unless the Company receives a written notice from the holders of at least fifty-five (55%) of the Preference Shares indicating that a particular event not be deemed a winding up): (i) the consolidation, acquisition or merger of the Company with, by or into any other entity (including, without limitation, any stock acquisition, reorganization or consolidation but excluding any sale of stock for capital raising purposes and any stock acquisition, reorganization or consolidation for purposes of changing the state or jurisdiction of incorporation of the Company) by means of any transaction or series of related transactions that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company; or (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

164

Subject to Article 162 above, in the event of a winding up of the Company, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

165

If any assets of the Company distributed to Members in connection with any winding up of the Company are other than cash, then the value of such assets shall be their fair market value as determined in good faith by the Board of Directors, except that any publicly-traded securities to be distributed to Members in a liquidation, dissolution or winding up of the Company shall be valued as follows:

165.1

If the securities are then traded on a national securities exchange or the Nasdaq Stock Market (or a similar national quotation system), then the value of the securities shall be deemed to be the average of the closing prices of the securities on such exchange or system over the ten (10) trading day period ending five (5) trading days prior to the Distribution;

165.2

If the securities are actively traded over-the-counter, then the value of the securities shall be deemed to be the average of the closing bid prices of the securities over the then (10) trading day prior ending five (5) trading days prior to the Distribution.

In the event a winding up is an acquisition of the Company by another entity, the Distribution date shall be deemed to be the date such transaction closes.

For purposes of this Article 165, “trading day” shall mean any day which the exchange or system on which the securities to be distributed are traded is open and “closing prices” or “closing bid prices” shall be deemed to be (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, at the close of trading, on that day and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the regular hours trading period that is generally accepted as such for such exchange, market or system. If, after the date hereof, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times.

INDEMNITY

166

Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own wilful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the wilful neglect or default of such Director, agent or officer.

FINANCIAL YEAR

167	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

TRANSFER BY WAY OF CONTINUATION

168

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

MERGERS AND CONSOLIDATIONS

169

The Company shall, with the approval of a Special Resolution, have the power to merge or consolidate with one or more constituent companies (as defined in the Statute), upon such terms as the Directors may determine.